Exhibit 10.1

SENIOR SECURED SUPER-PRIORITY
DEBTOR-IN-POSSESSION PROMISSORY NOTE

Original Principal Amount: U.S. $3,500,000	January 23, 2015

For value received, Hipcricket, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of SITO Mobile, Ltd., a Delaware limited liability company (the “DIP Lender”), the lesser of (a) $3,500,000 (the “Stated Principal Amount”) or (b) the amount of advances from time to time outstanding hereunder together with interest and other amounts as provided herein.

WHEREAS, on January 20, 2015 (the “Petition Date”), the Borrower filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a voluntary petition for relief (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, the Borrower will file a motion (the “Sale Motion”) no later than five (5) days after the Petition Date pursuant to which it intends to effectuate a sale (the “Sale”) of all or substantially all of its assets to the DIP Lender or one of its affiliates, (the “Purchaser”) or an alternative successful bidder, pursuant to section 363 of the Bankruptcy Code, on the terms and conditions described therein;

WHEREAS, the Borrower has requested that the DIP Lender provide it with a secured multiple draw term loan credit facility of up to $3,500,000 (the “DIP Facility”) to fund the day-to-day operating working capital needs and chapter 11 administrative costs of the Borrower during the pendency of the Chapter 11 Case and to allow the Borrower to effectuate the Sale, and the Lender is willing to extend such financing to the Borrower on the terms and subject to the conditions set forth herein; and

NOW, THERFORE, the Borrower has made this Debtor-in-Possession Promissory Note (this “DIP Note”) in favor of the DIP Lender to evidence the DIP Facility and pursuant to the Interim Order (I) Authorizing The Debtor To (A) Obtain Post-Petition Secured Financing; (B) Utilize Cash Collateral; And (C) Pay Certain Related Fees And Charges; and (II) Scheduling A Final Hearing [Docket No. TBD] (together with any final order approving the DIP Facility, the “DIP Order”).  Capitalized terms not otherwise defined herein have the meanings given thereto in the DIP Order.

1.           Advances; Increase in Principal Amount.

(a)           Subject to the terms and conditions set forth in this DIP Note, the DIP Lender shall make advances to the Borrower as follows (each individually a “Loan” and collectively, the “Loans”):

(i)           On the date hereof, in the amount of $2,200,000.

(ii)           Thereafter, on every Monday beginning on February 2, 2015 (unless such date is not a business day at which point funding shall occur on the next succeeding business day) (each, a “Funding Date”) in an amount equal to (A) the sum of (I) actual cash on hand as of the close of business on the immediately preceding business day plus (II) an amount equal to the ”Estimated Collections” set forth in the cash forecast attached hereto as Exhibit A (as modified from time to time with the consent of the DIP Lender in its sole discretion, the “DIP Budget”) for the week in which the Funding Date occurs less (B) the positive amount of “Cash Outflows” that are projected in the DIP Budget for the week in which the Funding Date occurs (the “DIP Formula Borrowing Amount”); provided, that (x), if the DIP Formula Borrowing Amount is a negative number, then the Borrower may borrow an amount equal to the amount by which the DIP Formula Borrowing Amount is negative plus $250,000, (y) if the DIP Formula Borrowing Amount is greater than $250,000 then the Borrower may not borrow, and (z) if the DIP Formula Borrowing Amount is positive but less than $250,000, then the Borrower may borrow an amount up to the difference between $250,000 and the DIP Formula Borrowing Amount.  Each Loan hereunder shall be subject to the terms and conditions set forth in this DIP Note and the aggregate outstanding principal amount of the Loans shall not exceed the Stated Principal Amount.  Any sums advanced pursuant to this DIP Note and subsequently repaid may not be re-borrowed.

(b)           By noon prevailing eastern time on the business day immediately prior to a Funding Date, Borrower shall give the DIP Lender written notice of its request for a Loan and shall specify the Funding Date (which must be the immediately subsequent business day) and the amount of the requested Loan (a “Borrowing Notice”).  The Borrowing Notice (beginning with the Borrowing Notice provided on or before January 30, 2015) shall include (a) a calculation of the requested Loan amount including reasonable detail regarding the cash on hand included in the calculation and the projected Estimated Receipts for the weekly borrowing period, (b) an updated DIP Budget including actuals for prior periods, and (c) a calculation of any variance from the Budget.  The Borrowing Notice shall also be accompanied by a comparison of actual weekly receipts to those set forth in the DIP Budget.  The obligation of DIP Lender to fund is subject to compliance with the terms and conditions of this DIP Note and the DIP Order.  The DIP Lender shall make each properly authorized Loan in immediately available funds by wire transfer to an account designated by Borrower, as soon as practicable, but in no event later than the noon prevailing eastern time on the applicable Funding Date.

(c)           The DIP Lender shall not be obligated to make any Loan (including the initial Loan hereunder), or to take, fulfill, or perform any other action hereunder, unless the following conditions are satisfied as of the making of such Loan, in DIP Lender’s reasonable discretion, or waived in writing by DIP Lender in its sole discretion:

(i)           This DIP Note and any necessary or appropriate related documents shall have been executed and delivered to DIP Lender in form and substance acceptable to DIP Lender and shall be in full, force and effect.

(ii)           The consummation of the transactions contemplated hereby or entered into in contemplation hereof shall not contravene, violate or conflict with, nor involve the DIP Lender in a violation of applicable law or regulation.

(iii)           The applicable DIP Budget shall have been approved in writing by the DIP Lender.

(iv)           All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability against the Borrower, of the DIP Note, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect.

(v)           Prior to the making of the initial Loan, the DIP Lender shall have received a schedule describing all insurance maintained by the Borrower and a loss payee endorsement with respect thereto and for any subsequent Loan such insurance shall be in full force and effect.

(vi)           The DIP Lender shall have received a copy of the applicable DIP Order, and such DIP Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the DIP Lender in its sole discretion, and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended.

(vii)           The Petition Date shall have occurred and the “first day” orders sought by the Borrower shall have been entered by the Bankruptcy Court and shall have been in form and substance reasonably satisfactory to the DIP Lender. As to the initial Loan, the Borrower shall have filed the Sale Motion, and all pleadings related thereto, including the proposed Bid Procedures, shall be satisfactory to the DIP Lender.

(viii)           The Stalking Horse Agreement shall have been executed and delivered and shall not have been terminated.

(ix)           No event shall have occurred and be continuing, or would result from the Loan requested thereby, which, with the giving of notice or the passage of time or both, would constitute an Event of Default and no Event of Default shall be continuing.

(x)           The Borrower shall have timely delivered a Borrowing Notice related to such Loan, which was in form and substance satisfactory to the DIP Lender and consistent with the DIP Budget.

(xi)            The aggregate principal and amount of all DIP Loans extended shall not exceed the Stated Principal Amount.

(xii)           The Sale Motion shall not have been withdrawn, revoked, amended or appealed and shall be in full force and effect pending its approval.

(xiii)           All information, approvals, documents or other instruments as DIP Lender may reasonably request shall have been received by DIP Lender.

(xiv)           The Borrower shall be in compliance with its obligations under the Stalking Horse Agreement and the Bid Procedures Order, after it is entered.

2.           Interest; Payments.

(a)           The Loans shall bear interest on the unpaid principal amount thereof plus all obligations owing to, and rights of, the Lender pursuant to the DIP Note, including without limitation, all interest, fees, and costs accruing thereon (collectively, the “Obligations”) from the date hereof (the “Effective Date”) to and including the Maturity Date (defined below), at a fixed rate per annum equal to thirteen percent (13%), calculated on the basis of a 360-day year for the actual number of days elapsed.

(b)           Accrued, unpaid interest on the Loans shall be compounded on the last day of each calendar month.  After the Maturity Date and/or after the occurrence and during the continuance of an Event of Default (defined below), the Obligations shall bear interest at a rate equal to fifteen percent (15%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed (the “Default Rate”).

(c)             Interest shall be payable, in cash, on the last day of each calendar month, upon prepayment of any portion of the Obligations, on the Maturity Date, and upon payment in full of the Loan.

(d)           Notwithstanding anything to the contrary set forth in this Section 2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate.

(f)           The Obligations shall be due and payable on the earlier to occur of (i) the date the Sale is consummated; (ii) April 3, 2015; (iii) upon acceleration of the DIP Note pursuant to the terms hereof; and (iv) the Termination Date (the “Maturity Date”).  On the Maturity Date, the DIP Lender’s obligation to provide Loans shall terminate.

(g)           This Note may be prepaid in whole or in part at any time without penalty or premium.  The DIP Lender may apply any such prepayments and any payments made hereunder in any order of priority determined by the DIP Lender in its exclusive judgment.

3.           Covenants Unless otherwise agreed to by the DIP Lender in writing, the Borrower covenants and agrees that it will:

(a)           Use the proceeds of the Loans solely for operating working capital purposes and chapter 11 administrative costs in the amounts and otherwise in accordance with and for the purposes provided for in the DIP Budget.  Notwithstanding the then applicable DIP Budget, the Borrower may exceed the budgeted amount for any line item (other than professional fees) during any weekly budget period by 10%  (the “Permitted Variance”) excluding any timing difference resulting from the roll-forward of budgeted expenses from previously weekly periods that were unpaid and which may  rolled forward to subsequent periods; provided, that (i) the total amount of the DIP Loans do not exceed the Stated Principal Amount, (ii) none of the proceeds of the DIP Loans shall be used by any party-in-interest to take any action or to otherwise assert any claims or causes of action against the  DIP Lender in any capacity, and (iii) the Permitted Variance shall not apply to the line items related to professional fees for any party-in-interest.

(b)           Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and property and all legal requirements; and, upon the reasonable request of the DIP Lender, provide copies of, or access to, its books and records, and to discuss the business, operations, assets and financial and other condition of Borrower with officers and employees thereof and with their independent certified public accountants.

(c)           Promptly give written notice to the DIP Lender: (i) of the occurrence of any Default or Event of Default; (ii) of any (A) default or event of default under any instrument or other material agreement, guarantee or document of Borrower or (B) litigation, investigation or proceeding which may exist at any time between Borrower and any governmental authority; and (iii) of the commencement of any litigation or proceeding against Borrower for acts occurring after the Petition Date (A) in which more than $50,000 of the amount claimed is not covered by insurance or (B) in which injunctive or similar relief is sought.

(d)           Use the proceeds of the Loans solely for the purposes permitted by this DIP Note.

(e)           At all times, cause all of the Collateral (defined below) to be subject to a first priority perfected security interest in favor of the DIP Lender in accordance with the DIP Order, subject only to the Carve Out and any Permitted Liens (as defined in the DIP Order/Stalking Horse Agreement).

(g)           Promptly, from time to time, deliver such other information regarding the operations, business affairs and financial condition of the Borrower as the DIP Lender may request.

(h)           If reasonably practicable, at least two (2) business days prior to the date when the Borrower intends to file any such pleading, motion or other document (and, if not reasonably practicable, as soon as reasonably practicable), provide copies of all material pleadings, motions, applications, judicial information, financial information and other documents to be filed by the Borrower in the Chapter 11 Case.

(i)           Promptly execute and deliver such documents, instruments and agreements, and take or cause to be taken such acts and actions, as the Lender may reasonably request from time to time to carry out the intent of this DIP Note and the DIP Order.

(k)           Not create, incur, assume or suffer to exist any indebtedness other than (i) indebtedness outstanding on the Effective Date; (ii) indebtedness in connection with the Loans; (iii) indebtedness in respect of fees and expenses owed to professionals retained by the Borrower or any official committee in the Chapter 11 Case up to the amounts set forth in the Budget; and (vi) other unsecured indebtedness of Borrower which does not exceed $50,000 in the aggregate at any time outstanding.

(l)           Not create, incur, assume or suffer to exist any lien upon any of its assets, whether now owned or hereafter acquired, except for liens that are permitted by the DIP Order.

(m)           Not enter into any merger or consolidation or amalgamation or other change of control transaction or engage in any type of business other than of the same general type now conducted by it.

(n)           Other than as provided in the Sale Motion, not convey, sell, lease, assign, transfer or otherwise dispose of any assets or property (including, without limitation, tax benefits), other than the sale of inventory or the licensing of intellectual property in the ordinary course of business.

(o)           Not make any advance, investment, acquisition, loan, extension of credit or capital contribution to, in or for the benefit of any person.

(p)           Subject in all respects to the DIP Budget and other than the key employee incentive plan contemplated thereby to the extent approved by the Bankruptcy Court, not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate.

(q)           Not incur or apply to the Bankruptcy Court for authority to incur, or suffer to exist, any indebtedness having the priority afforded by section 364(c) or (d) of the Bankruptcy Code (including any superpriority claims) other than the financing provided for under this Agreement, unless the Obligations hereunder are to be irrevocably paid in full, in cash with the proceeds thereof.

(r)           Not limit, affect or modify, or apply to the Bankruptcy Court to limit, affect or modify any of the rights of the DIP Lender with respect to the Obligations, including rights with respect to Collateral and the priority thereof.

(s)           Except for the Carve Out, not incur, create, assume, suffer or permit any claim to exist or apply to the Bankruptcy Court for the authority to incur, create, assume, suffer or permit any claim to exist against the Borrower or any of its assets which is to be pari passu with, or senior to, the Obligations, unless the Obligations are being irrevocably repaid in full, in cash with the proceeds thereof.

4.           Event of Default.

(a)           Each of the following events shall constitute an “Event of Default”:

(i)           Borrower (A) fails to pay any payment (whether principal, interest, or otherwise) when such amount becomes due and payable under this DIP Note or (B) Borrower defaults in the due performance or observance by it of any other term, covenant, or agreement contained in this DIP Note (and, if such default is capable of being remedied, it has not been remedied within the cure period set forth herein or, if no such cure period is provided, it has not been remedied to the reasonable satisfaction of the DIP Lender) two (2) business days following the occurrence of such event of default);

(ii)           any representation, warranty, or statement made by or on behalf of Borrower herein or in any certificate delivered in connection herewith shall prove to be untrue in any material respect on the date on which made or deemed made;

(iii)           the security interest granted to the DIP Lender hereunder shall cease to be in full force and effect, or shall cease to create a perfected security interest in, and lien on, the Collateral purported to be created thereby;

(iv)           this DIP Note is, or becomes, invalid or ineffective or unenforceable against Borrower, in whole or in part, or Borrower so asserts or at any time denies its liability or Obligations under this DIP Note;

(v)           prior to the closing of the Sale, the Bankruptcy Court shall enter an order with respect to Borrower dismissing its Chapter 11 Case or converting it to a case under chapter 7 or any other chapter of the Bankruptcy Code, or appointing a trustee in its Chapter 11 Case or appointing a responsible officer or an examiner with enlarged powers relating to the operation of Borrower’s business (beyond those set forth in sections 1106(a)(3) or (4)) under Bankruptcy Code section 1106(b), in each case, without the consent of the DIP Lender;

(vi)           prior to closing of the Sale, entry of any order of the Bankruptcy Court dismissing the Bankruptcy Case, unless as a condition thereto the Obligations are irrevocably paid in cash in full;

(vii)           the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to the holder of any lien (other than liens in favor of the DIP Lender) or any assets of Borrower having an aggregate value in excess of $50,000;

(viii)           the Borrower shall seek to, or shall support any other person’s motion to, disallow in whole or in part the Obligations or to challenge the validity, priority, or enforceability of the DIP Lender’s liens and superpriority claims hereunder;

(ix)           a DIP Order shall be entered in form and substance that is not acceptable to the DIP Lender in its sole discretion or, from and after the date of entry thereof, any DIP Order shall cease to be in full force and effect or shall have been vacated, stayed, reversed, modified or amended (or the Borrower shall take any step to accomplish any of the foregoing) without the consent of the DIP Lender;

(x)           prior to the closing of the Sale, the Borrower shall make any payments on any indebtedness which arose before the Petition Date other than as provided in any of the “first day” orders entered in the Chapter 11 Case or otherwise consented to by the DIP Lender;

(xi)           the Sale Motion shall have been withdrawn or is no longer being pursued or the Borrower shall be in breach or shall fail to comply with the terms of the DIP Order, the Bid Procedures Order or the Stalking Horse Agreement in any material respect;

(xii)           actual cash receipts from operations for any two consecutive week budget period are less than 80% of such receipts projected in the Budget or on a cumulative basis from the Petition Date; provided, that the Borrower shall not be in default hereunder if the foregoing revenue test is not met during the first three calendar weeks of the Chapter 11 Case;

(xiii)           The (A) Bid Procedures Motion is not filed within five (5) days of the Petition Date, (B) the Sale Motion is not filed within seven (7) days of the Petition Date, (C) Bid Procedures Order is not entered within 22 days of the Petition Date, (D) the Sale Order is not entered within 50 days of the Petition Date, and (E) the Sale has not closed by 15 days after the hearing on the Sale Motion;

(xiv)           one or more judgments or decrees shall be entered against Borrower involving in the aggregate a post-Petition Date liability (not paid or fully covered by insurance or otherwise considered permitted Indebtedness) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment;

(xv)           this DIP Note or any related document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing, or any such document shall cease to be effective to grant a perfected lien on any material item of Collateral described therein with the priority purported to be created thereby;

(xvi)           an application or motion shall be filed by the Borrower for the approval of a superpriority Claim in the Bankruptcy Case or the Bankruptcy Court shall have granted superpriority status to any claim in the Bankruptcy Case, in each case, that is senior to the claims of DIP Lender against Borrower hereunder, without the prior written consent of the DIP Lender; or

(xvii)           the final DIP Order shall not be entered by the Bankruptcy Court by the date that is 30 days from the Petition Date.

(b)           Upon the occurrence of an Event of Default and after three (3) days’ notice to the Debtor, if any Event of Default shall then be continuing, DIP Lender may, in its sole discretion at any time during the continuance of such Event of Default, take any of the following actions:

(i)           declare all or any portion of the outstanding Obligations due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower;

(ii)           enforce all liens and security interests in the Collateral;

(iii)           institute proceedings to enforce payment of such Obligations;

(iv)           terminate the obligation of the DIP Lender to make Loans; and

(v)           exercise any other remedies and take any other actions available to it at law, in equity, under this DIP Note, the Bankruptcy Code, other applicable law or pursuant to the DIP Order.

(c)           In addition to the foregoing, if any Event of Default shall occur and be continuing, but subject only to any required notice hereunder or under the DIP Order, the DIP Lender may exercise in addition to all other rights and remedies granted to it in this DIP Note and the DIP Order, all rights and remedies of a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, the Borrower expressly agrees that in any such event the DIP Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice required by the DIP Order or the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices (except the notice required by the DIP Order or the notice specified below of time and place of public or private sale) are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the DIP Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The DIP Lender shall have the right upon any such public sale or sales to purchase for cash or by credit bidding all or a part of the Obligations the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Borrower hereby releases. The Borrower further agrees, at the DIP Lender’s request, to assemble the Collateral constituting movable tangible personal property make it available to the DIP Lender at places which the DIP Lender shall reasonably select. The DIP Lender shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations in the order reasonably deemed appropriate by the DIP Lender, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, including Section 9-504(l)(c) of the UCC, shall the DIP Lender account for and pay over the surplus, if any, to the Borrower. To the maximum extent permitted by applicable law, the Borrower waives all claims, damages, and demands against the DIP Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the DIP Lender. The Borrower agrees that the DIP Lender need not give more than five (5) days’ notice to the Borrower (which notification may run concurrently with any notice require when the DIP Order) shall be deemed given when mailed, electronically delivered or delivered on an overnight basis, postage prepaid, addressed to the Borrower at its address set forth below) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the DIP Lender is entitled.

(d)           Except as otherwise expressly provided herein and in the DIP Order, the Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this DIP Note or any Collateral. Borrower shall also pay DIP Lender’s costs of collection if any Obligations are not paid when due, including without limitation court costs, collection expenses, and reasonable out-of-pocket attorneys’ fees and other expenses which DIP Lender may incur or pay in the prosecution or defense of its rights hereunder, whether in judicial proceedings, including bankruptcy court and appellate proceedings, or whether out of court.

5.           Security.

(a)          To induce the DIP Lender to make the Loans, the Borrower hereby grants to the DIP Lender, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a continuing first priority lien and security interest (subject only to the Carve-Out) in and to all assets of the Borrower, including all of the following presently existing or hereafter acquired property, whether owned, leased or otherwise possessed, to which the Borrower now has or at any time in the future may acquire any right, title or interest (capitalized terms used in clause (i) through (xviii) shall have the meanings provided for such term in the Uniform Commercial Code in effect on the date hereof in the State of Delaware (the “UCC”)):

(i)           all Accounts;

(ii)          all Chattel Paper;

(iii)         all Deposit Accounts, including any monies or other property held therein;

(iv)         all Documents;

(v)          all Equipment;

(v)          all General Intangibles, including all intellectual property, including any trademarks or tradenames, and any licenses;

(vi)         all Instruments;

(vii)        all Inventory;

(viii)       all Investment Property;

(ix)          all Letter of Credit Rights;

(x)           all real property;

(xi)          all motor vehicles;

(xii)         all Commercial Tort Claims;

(xiii)        all books and records pertaining to the Borrower, its business and any property described herein;

(xiv)        all other goods and personal property of the Borrower, whether tangible or intangible, wherever located, including money, letters of credit and all rights of payment or performance under letters of credit;

(xv)        to the extent not otherwise included, all causes of action and all monies and other property of any kind received therefrom including Avoidance Actions (as defined in the DIP Order);

(xvi)       to the extent not otherwise included, all monies and other property of any kind which is received by the Borrower in connection with any refunds with respect to taxes, assessments and other governmental charges;

(xvii)      all insurance claims; and

(xviii)     to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any proceeds of insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the foregoing.

(b)           The granting clause herein is intended to supplement (not supersede) that which is provided for in the DIP Order and the Loans and any other indebtedness or obligations, contingent or absolute (including, without limitation, the principal thereof, interest thereon, and costs and expenses owing in connection therewith) which may now or from time to time hereafter be owing by the Borrower to the DIP Lender under the DIP Note shall be secured as set forth herein, in the DIP Order.

(c)           The DIP Order provides for the perfection, maintenance, protection, and enforcement of the DIP Lender’s security interest in the Collateral. Upon the request of the DIP Lender, the Borrower shall place notations on the Borrower’s books of account to disclose the DIP Lender’s security interest therein, and to the extent requested by the DIP Lender, the Borrower shall deliver to the Lender all documents, certificates and Instruments necessary or desirable to perfect the DIP Lender’s lien in letters of credit on which the Borrower is named as beneficiary and all acceptances issued in connection therewith. The Borrower shall take such other reasonable steps as are deemed necessary or desirable to maintain the DIP Lender’s security interest in the Collateral.

(d)           The Borrower hereby authorizes the DIP Lender to execute and file financing statements or continuation statements, and amendments thereto, on the Borrower’s behalf covering the Collateral. The DIP Lender may file one or more financing statements disclosing the DIP Lender’s security interest under this DIP Note without the signature of the Borrower appearing thereon. The DIP Lender shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this DIP Note or of a financing statement is sufficient as a financing statement. Until all Obligations have been irrevocable fully satisfied in cash and the DIP Lender shall have no further obligation to make any Loans hereunder, the DIP Lender’s security interest in the Collateral, and all Proceeds and products thereof, shall continue in full force and effect.

(e)           Notwithstanding the preceding two paragraphs, or any failure on the part of the Borrower to take any of the actions set forth therein, the liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the interim DIP Order and the final DIP Order, as the case may be. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the liens and security interests granted by or pursuant to this DIP Note and the DIP Order.

(f)           Except as specifically provided in the DIP Order with respect to Permitted Liens, the priority of the DIP Lender’s liens on the Collateral shall be senior to all liens existing as of the Petition Date, and for so long as any Obligations shall be outstanding, the Borrower hereby irrevocably waives any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the liens securing the Obligations, or to approve a claim of equal or greater priority than the Obligations, unless otherwise permitted or provided for in the DIP Order or effective upon the granting of any such lien or priority, the Obligations shall be irrevocably paid in full in cash and the obligation to make Loans hereunder terminated.

(g)           Upon entry of, subject to and in accordance with the DIP Order, the Obligations of the Borrower hereunder and under the other Loan Documents and the DIP Order, shall at all times constitute allowed superpriority claims pursuant to Section 364(c)(1) of the Bankruptcy Code.

(h)           It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under its post-petition contractual obligations to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and the Lender shall not have any obligation or liability under any contractual obligations by reason of or arising out of this DIP Note unless otherwise agreed to in writing by the DIP Lender, and the DIP Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any contractual obligations, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contractual obligations, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(i)           Borrower hereby constitutes and appoints DIP Lender, or any other person whom DIP Lender may designate, as Borrower’s attorney-in-fact (such appointment being coupled with an interest and being irrevocable until DIP Lender’s liens and claims shall have been satisfied), at Borrower’s sole cost and expense, at any time after the occurrence and during the continuance of an Event of Default, (a) to do any act which Borrower is obligated to do hereunder, or (b) to exercise any of the rights and remedies available under the UCC or other applicable law upon an Event of Default to a secured party with a lien having the same priority as the DIP Lender’s lien on the Collateral (and all acts of such attorney-in-fact or designee taken pursuant to this Section are hereby ratified and approved by Borrower, and said attorney or designee shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law); provided, however, that Lender shall provide prior or contemporaneous telephonic and electronic notice to Borrower and any creditor or Borrower entitled to notice with respect to any affected Collateral of the exercise of any or all of the stated rights and powers.

6.           Miscellaneous.

(a)           Borrower hereby waives presentment, demand (except as expressly required herein), notice, protest and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.  No course of action or delay or omission of DIP Lender in exercising any right or remedy hereunder or under any other agreement or undertaking securing or related hereto shall constitute or be deemed to be a waiver of any such right or remedy, and a waiver on the one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.  The rights and remedies of DIP Lender as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of DIP Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

(b)           Borrower agrees to pay or reimburse the DIP Lender for all of its costs and expenses incurred in connection with the collection or enforcement of or preservation of any rights under this DIP Note, including, without limitation, the fees and disbursements of counsel for the DIP Lender, including attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise.

(c)           This Note shall be binding upon and inure to the benefit of Borrower and DIP Lender and their respective administrators, personal representatives, legal representatives, heirs, successors and assigns, except that Borrower shall not assign or transfer any of its rights and/or obligations hereunder, and any such assignment or transfer purported to be made by Borrower shall be null and void.  DIP Lender may at any time transfer or assign (or grant a participation in) any or all of its rights and/or obligations hereunder without the consent of Borrower.

(d)           If any provision of this DIP Note is invalid, illegal, or unenforceable, the balance of this DIP Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(e)           This DIP Note shall be governed by and construed in all respects under the laws of the State of Delaware, without reference to its conflict of laws rules or principles.  Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Note, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Note in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 8(h).  Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

(f)           THE DIP LENDER AND THE BORROWER HEREBY KNOWINGLY VOLUNTARILY, INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREIN, OR ARISING OUT OF UNDER OR IN CONNECTION WITH THIS DIP NOTE.

(g)           Borrower at its expense shall take any lawful actions and execute, deliver, file and register any documents which DIP Lender may in its discretion deem reasonably necessary or appropriate in order to further the purposes of this DIP Note.

(h)           All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, electronic mail (including PDF format copies) or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, two (2) days after the date of mailing, as follows:

If to Borrower:

HipCricket, Inc.
110 110th Ave. NE,
Suite 410
Bellevue, WA 98005
Attention: Chief Executive Officer
Email: twilson@hiopcricket.com

with a copy to (which shall not constitute notice):

Pachulski Stang Ziehl & Jones LLP
10100 Santa Monica Blvd., Suite 1300
Los Angeles, CA  90067
Attn: Ira D. Kharasch, Esq.
Email: ikharasch@pszjlaw.com
Facsimile:  (310) 201-0760

and

Perkins Coie LLP
1201 Third Avenue, Suite 4900
Seattle, WA 98101
Attn: Faith M. Wilson, Esq.
Email:  fwilson@perkinscoie.com
Facsimile:  (206) 359-4237

If to the DIP Lender:

SITO Mobile, Ltd.
100 Town Square Place
Jersey City, NJ 07310
Attention:  Mr. Jerry Hug
Email: jhug@SITOMobile.com
Facsimile:  602-561-8987

with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP
200 Park Avenue
New York, 10166
Attention:  Matthew Hinker, Esq.
Email: hinkerm@gtlaw.com
Facsimile: (212) 801-6400

and

Greenberg Traurig, LLP
200 Park Avenue
New York, 10166
Attention:  Joseph C. Gangitano, Esq.
Email: gangitanoj@gtlaw.com
Facsimile: (212) 309-9572

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

[Signature page is next page]

IN WITNESS WHEREOF, Borrower has executed this DIP Note as of the date first written above.

BORROWER

HipCricket, Inc.

By:       /s/ Todd Wilson
Name: Todd Wilson
Title:  Chief Executive Officer